UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Gerber Scientific, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons Filing Proxy Statement, if Other than Registrant)

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Expiration of the “Go Shop” Period

As previously disclosed, on June 10, 2011, Gerber Scientific, Inc., a Connecticut corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vector Knife Holdings (Cayman), Ltd., a newly formed Cayman company (“Parent”) and Knife Merger Sub, Inc., a newly formed Connecticut corporation and wholly owned subsidiary of Parent (“Merger Sub”), which provided for a “go shop” period beginning on the date of the Merger Agreement and continuing through July 25, 2011 (the “Go Shop Period”).

The Merger Agreement provides that, during the Go Shop Period, the Company was permitted to initiate, solicit and encourage alternative acquisition proposals from third parties and provide non-public information to and enter into discussions or negotiations with third parties with respect to alternative acquisition proposals.

At the direction and under the supervision of the Company’s board of directors, RA Capital Advisors, LLC, financial advisor to the Company’s board of directors (“RA Capital”), conducted the “go shop” process on behalf of the Company. Representatives of RA Capital contacted parties that RA Capital advised the Company, based on size and business interests, might be capable of, and might be interested in, pursuing a transaction with the Company. During the Go Shop Period, representatives of RA Capital contacted a total of 31 parties, comprised of 12 strategic parties and 19 private equity firms, to solicit their interest in a possible alternative transaction. In addition, five private equity firms contacted RA Capital regarding a potential interest in acquiring the Company.

Of the 31 parties contacted by RA Capital and the five private equity firms that contacted RA Capital, three private equity firms executed a confidentiality agreement and were granted access to certain non-public information regarding the Company. Ultimately, all three of these private equity firms affirmatively indicated to RA Capital that they were not interested in pursuing a transaction with Company. Despite an active and extensive solicitation of potentially interested parties in connection with the “go shop” process since the announcement of the Merger Agreement, none of the 36 parties, nor any other party, submitted an alternative acquisition proposal to the Company prior to the expiration of the Go Shop Period.

On July 26, 2011, the Company issued a news release announcing the expiration of the Go Shop Period and the absence of any alternative acquisition proposals made to the Company during such period, which appears immediately below and is incorporated herein by reference.

News Release

GERBER SCIENTIFIC, INC. ANNOUNCES EXPIRATION OF THE “GO SHOP” PERIOD

TOLLAND, CT – July 26, 2011 – Gerber Scientific, Inc. (NYSE: GRB) (the “Company” or “Gerber Scientific”), today announced the expiration of the 45-day “go shop” period pursuant to the terms of the previously announced merger agreement dated as of June 10, 2011 among the Company, Vector Knife Holdings (Cayman), Ltd. and Knife Merger Sub, Inc. (the “Merger Agreement”).

During the “go shop” process, the Company was permitted to initiate, solicit and encourage alternative acquisition proposals from third parties and provide non-public information to and enter into discussions or negotiations with third parties with respect to alternative acquisition proposals for a period of 45 calendar days continuing through July 25, 2011.

At the direction and under the supervision of the Company’s Board of Directors, RA Capital Advisors LLC, financial advisor to the Company’s Board of Directors (“RA Capital”), conducted the “go shop” process on behalf of the Company. RA Capital engaged in an active and extensive solicitation of 36 parties that RA Capital advised the Company might be capable of and interested in pursuing a transaction with the Company, which resulted in three parties negotiating and entering into confidentiality agreements with the Company. Despite these efforts, the Company did not receive any alternative acquisition proposals during the 45-day “go shop” period.

The Board of Directors has scheduled a special meeting of the Company’s shareholders to consider and vote upon, among other things, a proposal to approve the Merger Agreement on August 18, 2011 at the Hilton Hartford Hotel, Hartford, Connecticut at 10:00 a.m. local time.

Important Information

The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a definitive proxy statement regarding the proposed acquisition of the Company by Vector Capital Corporation (“Vector”). Investors and security holders are urged to read the definitive proxy statement relating to such acquisition and any other relevant documents filed with the SEC because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com. In addition, the definitive proxy statement and other documents filed by the Company with the SEC may be obtained from the Company free of charge by directing a request to Gerber Scientific, Inc., c/o Investor Relations, 24 Industrial Park Road West, Tolland, CT  06084 USA, telephone: 860-870-2890.

Certain Information Regarding Participants

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed acquisition of the Company by Vector. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which was filed with the SEC on June 29, 2011. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement relating to the proposed acquisition of the Company by Vector. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com.

Forward-looking Statements

Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “will,” “could,” “should,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. Such forward-looking statements involve risks and uncertainties regarding the Company's expected financial condition, results of operations and cash flows. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company's filings with the SEC, including but not limited to, the information included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which outlines certain important risks regarding the Company's forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, but are not limited to, delays in the Company’s new product development and commercialization, intense competition in markets for each of the Company’s operating segments, rapid technological advances, availability and cost of raw materials, adverse economic and credit market conditions, volatility in foreign currency exchange rates, fluctuations in interest rates and the parties’ ability to consummate the proposed acquisition of the Company by Vector. Actual future results or events may differ materially from these forward-looking statements. The forward-looking statements contained herein are made as of the date of this filing and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.